Exhibit 10.1

RENEWAL AGREEMENT FOR LEASE

Lessor:	China Electronic Information Industry Group Corporation (“Party A”)
Address:	No. 27, Wanshou Road, Haidian District, Beijing
Legal Representative:	Rui, Xiaowu
Telephone:	+(8610) 6217-1563

Lessee:	AsiaInfo-Linkage Technologies (China), Inc. (“Party B”)
Address:	4/F Zhongdian Information Tower, No.6 Zhongguancun South Street, Haidian District, Beijing 100086, P.R. China
Legal Representative:	Zhang, Zhenqing
Telephone:	+(8610) 8216-6688

1. SUBJECT MATTER FOR LEASE.

1.1 Party A agrees to lease to Party B Room 104, Room 105, the third, fourth, sixth floor and Room 705, 706 and 708 of Zhongdian Information Tower on No.6 Zhongguancun South Street, Haidian District (“the Premises”) under good conditions with the aggregated area under the lease of eleven thousand two hundred twenty-five and forty-seven hundredths square meters (11225.47 m² ) (gross area, including shared area for common use), with the particular position as delineated by the red lines on the drawing of Appendix I.

1.2 Interior decoration: Decorated.

1.3 The Premises shall be used only for office purposes.

2. LEASE TERM.

2.1 The Premises shall be of a lease term of one year, commencing on January 1, 2013 and ending on December 31, 2013.

2.2 Upon expiration of the lease term, Party A has the right to take back all of the Premises, and Party B shall return the Premises timely. In the event that Party B wishes to renew the lease, Party B shall commence renewal procedures with Party A three (3) months prior to the expiration of the Contract.

3. RENT AND PAYMENT.

3.1 During the lease term, the lease price shall be four and six tenths Yuan (RMB4.6) per square meter for each day (which is gross area, not including property management fee), with the lease term to be calculated according to calendar days.

3.2 Payment term and method: The rent shall be paid by quarter, and each payment shall be made within the first twenty (20) days of the quarter.

3.3 In the event that Party B makes the payment in US dollars, Party B shall remit the payment in Renminbi to Party A’s account based on the payment day’s middle exchange price between Renminbi and US dollars.

4. SECURITY DEPOSIT.

4.1 Party B agrees to pay an amount equal to          months’ rent as security deposit of the Contract to Party A. The security deposit shall be paid within fifteen (15) days after the Contract being signed.

4.2 During the valid term of the Contract, Party B shall keep good condition of the Premises and attached facilities. In the event of any loss to Party A due to Party B’s violation of the Contract, Party A shall have the right to dissolve the Contract and deduct the corresponding amount from the security deposit as compensation, and Party B shall make up the security deposit within fifteen (15) days after the acceptance of the deduction notice from Party A. In the event that the security deposit is insufficient to cover the damages, Party B shall make full compensation to Party A within fifteen (15) days after the occurrence of the damages.

4.3 Upon expiration of the lease term, Party B shall return the Premises in good condition to Party A. Party B shall pay all the fees, rent and compensation mentioned in the Contract. In the event of any unpaid fee by Party B, Party A shall have the right to deduct the corresponding amount from the security deposit.

4.4 The security deposit shall not include interest on the deposited amount during the lease term.

5. MANAGEMENT FEES AND OTHERS.

5.1 All fees during the lease term for property management, electricity, water, deposit of telephone lines, telephone and related charges in connection with the lease and use of the Premises shall be paid by Party B in full and timely according to the provisions and requirements of the Building Property Management Company (“the Property Company”) or other relevant departments.

5.2 Any taxes or fees payable in connection with the lease of the Premises by the owner of the Premises (Party A) according to the laws or relevant provisions shall be paid by Party A.

6. PARTY A’S RIGHTS AND OBLIGATIONS.

6.1 In the event of any default by Party B of the Contract, Party A shall demand that Party B rectify its default and pay corresponding compensation for the loss. In the event that Party B fails to correct the default timely, Party A shall have the right to dissolve the Contract.

6.2 During the three (3) months prior to the expiration of the lease term, Party A may enter the Premises with any person who has the intention to lease the Premises for inspection, subject to notification to Party B.

6.3 In the event that Party B has not removed all or any part of its own private property or self-installed equipment and articles out of the Premises after the expiration, termination or discharge of the Contract, Party A will charge Party B an extra rent for the delay according to the actual days delayed. In the event that the delay exceeds fifteen (15) days, Party A shall have the right to hand over the property, equipment and articles mentioned above to the relevant department for deposit.

6.4 In the event of any damage to the fixed devices and facilities including the roof, the main structure, the floor or cable which are not attributable to Party B, Party A shall assume the cost for the maintenance. When such damage occurs, Party B shall notify Party A to arrange the maintenance.

6.5 Party A shall operate and rent the Premises legally with related licenses.

7. PARTY B’S RIGHTS AND OBLIGATIONS.

7.1 Party B shall have the right to use the common areas and common facilities of the Premises and the Building and assume the corresponding liabilities and obligations in accordance with the provisions of this Contract and the rules and regulations of the Building.

7.2 Party B shall adopt necessary preventive measures as to prevent fire or any other damage occurring to the Premises.

7.3 In the event of any damage to the Premises due to Party B’s improper use, management or maintenance, Party B shall notify Party A or the Property Company timely and shall assume the maintenance cost and compensation which occurs as a result thereof.

7.4 Party B shall decide by itself on issues of insurance for the property Party B places within the Premises, or Party B may authorize the Property Company to handle such issues on its behalf.

7.5 Without prior approval from Party A, Party B may not transfer, sublease or otherwise let other people use all or any part of or share the Premises with other people.

7.6 Party B agrees that Party A may, within a reasonable time and subject to giving prior notice (or under urgent circumstances, without giving prior notice), enter the Premises for the purpose of inspection and examination of the status of the facilities originally installed within the Premises, or handling contingency issues. In case the facilities are damaged due to Party B’s fault, Party B shall repair promptly such damage according to Party A’s requirement and at its own cost, or Party A shall have the right to carry out the repair for Party B and the cost thereof shall be borne by Party B, or Party A shall deduct the cost from the security deposit.

7.7 Without Party A’s prior written approval, Party B may not make any change to the structure of the Premises, or may not move or remove any fixtures in the Premises. Any modifications by Party B should be based on the principle that such modifications shall not damage the monolithic structure and facilities of the Premises.

7.8 In the event of any damage to other people’s property or injury to individuals due to Party B’s improper use, management, or maintenance, of the Premises, Party B shall solve by itself the dispute arising therefrom and assume by itself the liability to compensate such damage.

7.9 Upon expiration of the lease term, Party B shall remove its own private property and self-installed equipment and articles out of the Premises, and return the Premises in clean and good condition to Party A. Articles as a result of Party B’s decoration may remain to be owned by Party A, and Party A does not have to pay compensation for such decoration. In the event of any damage to the interior and outside of the Premises due to Party B’s dismantlement, carrying-away, or other modifications, Party B shall be liable for the repair and compensation of such damage.

7.10 Any act of negligence of duty, of default and of infringement on the part of Party B’s employees, visitors and other people permitted to enter the Premises in connection with their management, maintenance and use of the Premises shall all be deemed as Party B’s act, and Party B shall be liable to Party A therefor.

8. FORCE MAJEURE.

In the event of earthquake, typhoon, storm, fire, war and other force majeure events which are unforeseen, with their occurrence and consequences unpreventable and unavoidable, and which prevent performance by either Party of the Contract or performance of the Contract according to the terms and conditions agreed in the Contract, the Party encountering such force majeure shall promptly inform the other Party by telegram or fax and shall provide within fifteen (15) days details of such force majeure and valid proof documents as to the Contract being unable to be performed in whole or in part, or to be delayed for its performance. The proof documents shall be issued by the local notary institution where the force majeure occurs. The Parties shall consult with each other to decide whether the Contract shall, in accordance with the extension to which the performance of the Contract is affected, be terminated, partly discharged of the performance liabilities or delayed for its performance.

9. LIABILITY FOR BREACHING CONTRACT.

9.1 Each of Party A and Party B shall perform the Contract in good faith. If either Party breaches the Contract, such Party shall make compensation to the other Party for such breach.

9.2 During the lease term, if Party A breaches the Contract and causes the termination of the Contract, Party A shall return the security deposit mentioned in Section 4.1 to Party B. If Party B breaches the Contract and causes the termination of the Contract, Party A shall keep the security deposit mentioned in Section 4.1.

9.3 If Party B fails to pay the rent or the security deposit to Party A timely according to the Contract, Party A shall have the right to notify Party B in written format for immediate payment. For delay in payment, Party B shall pay Party A the surcharge at the rate of three tenths percent (0.3%) of the day rent for each day. In case the delay in payment exceeds thirty (30) days, Party A shall have the right to discharge the Contract, with the date of issuance of the written notice for discharge being the date of such discharge, and this shall be regarded as the termination of the Contract due to Party B’s breach of the Contract, including for purposes of Section 9.2 above.

10. PRE-EMPTIVE RIGHT.

10.1 Party B may propose to renew the lease three (3) months prior to the expiration of the lease term and, if Party A intends to continue to lease out the Premises and Party B has no material default during the lease term, Party B shall have the pre-emptive right to enter into the renewal lease contract for the Premises under the same conditions and terms.

10.2 During the lease term or upon expiration of the lease term, if Party A intends to sell the Premises and Party B has no material default during the lease term, Party B shall have the pre-emptive right to purchase the Premises under the same conditions and terms.

11. GOVERNING LAW AND SETTLEMENT OF DISPUTE.

11.1 The formation, validity, interpretation, implementation and dispute settlement of the Contract shall be governed by the laws of the People’s Republic of China.

11.2 Any dispute arising from the execution of the Contract or in connection with the Contract shall be settled by the Parties through friendly consultations between them. Failing it, such dispute shall be referred to arbitration of the Beijing Arbitration Commission.

12. MISCELLANEOUS PROVISIONS

12.1 In the event that any provision of the Contract is rendered invalid, illegal or unenforceable in accordance with the laws, the validity, legality and enforceability of all other provisions of the Contract shall not be affected thereby and the Parties shall continue to perform such valid provisions of the Contract.

12.2 Any notice, request or other communication in connection with the Contract shall be in writing and shall be sent to the other Party by registered mail, personal delivery or fax at the addresses of the Parties set forth above. Mails to Party B may be also sent to the address of the Premises.

12.3 Anything not covered in the Contract shall be dealt with in the Supplementary Agreement otherwise entered into between Party A and Party B, which shall be an appendix to the Contract. The appendix to the Contract and the rules and regulations set forth by the Property Company in relation to the management of the Building and the Premises shall be an integral part of the Contract.

12.4 The Contract shall be executed in four (4) copies, with the Party A and Party B each keeping two (2) copies version. Each of the four (4) copies of the Contract shall be equal in legal force.

12.5 The Contract shall become effective on the date of its signatures and seals.

13. ADDITIONAL AGREEMENT

13.1 During the lease term, either Party A or Party B shall not terminate the Contract early; if either Party breaches this Section, it shall pay three (3) months’ rent as compensation to the other Party.

13.2 The Contract does not include the security deposit, and the sections that mention about the security deposit in the Contract are not applicable.

[Signature Page Follows.]

Party A: (Contract Seal of China Electronic Information Industry Group Corporation)

Representative of Party A: (signature)

Dated: December 19, 2012

Party B: (Contract Seal of AsiaInfo-Linkage Technologies (China), Inc.)

Representative of Party B: (signature)

Dated: